Exhibit 4.1

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of September 30, 2016, among Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), each existing Guarantor under each of the Indentures referred to below and U.S. Bank National Association, as trustee under each of the Indentures referred to below (the “Trustee”).
WITNESSETH:
WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee (i) an indenture (as it may have been heretofore amended or supplemented, the “2013 Indenture”), dated as of November 8, 2013, providing for the issuance of the Issuers’ 6.125% Senior Notes due 2022 (the “2022 Notes”) and (ii) an indenture (as it may have been heretofore amended or supplemented, the “2015 Indenture” and, together with the 2013 Indenture, the “Indentures”), dated as of March 23, 2015, providing for the issuance of the Issuers’ 6.25% Senior Notes due 2023 (the “2023 Notes” and, together with the 2022 Notes, the “Notes”);
WHEREAS, Section 10.05 of each of the Indentures provides that the Note Guarantee of a Guarantor will be released in connection with any sale, disposition or transfer of Capital Stock of a Guarantor after which such Guarantor is no longer a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate Section 4.10 of such Indenture;
WHEREAS, pursuant to the transactions contemplated by that certain Membership Interest Purchase Agreement by and between the Company and Toledo Bend Midstream Holdings, LLC, dated September 30, 2016, the Capital Stock of each of Crestwood Sabine Pipeline, LLC and Sabine Treating, LLC (collectively, the “Released Guarantors”) were sold in a manner that did not violate Section 4.10 of each of the Indentures, and after which the Released Guarantors were no longer Restricted Subsidiaries of the Company;
WHEREAS, pursuant to Section 9.01(8) of each of the Indentures, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture, without the consent on any Holder of any of the Notes, to release any Guarantor from its Note Guarantee.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    RELEASE OF NOTE GUARANTEES. Each of the Released Guarantors is hereby unconditionally released from its Note Guarantee, and accordingly the Trustee acknowledges that the Released Guarantors are no longer parties to the Indentures.
3.    RATIFICATION OF EACH INDENTURE; SUPPLEMENTAL INDENTURE PART OF EACH INDENTURE. Except as expressly amended hereby, each Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of each Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.    EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.
7.    TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuers and the Guarantors and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP LLC, its general partner

/s/ Steven M. Dougherty

Name:	Steven M. Dougherty

Title:	Senior Vice President and Chief Accounting Officer

CRESTWOOD MIDSTREAM FINANCE CORP.

/s/ Steven M. Dougherty

Name:	Steven M. Dougherty

Title:	Senior Vice President and Chief Accounting Officer

GUARANTORS:
ARROW FIELD SERVICES, LLC
ARROW MIDSTREAM HOLDINGS, LLC
ARROW PIPELINE, LLC
ARROW WATER, LLC
CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.
CMLP TRES MANAGER LLC
CMLP TRES OPERATOR LLC

/s/ Steven M. Dougherty

Name:	Steven M. Dougherty

Title:	Senior Vice President and Chief Accounting Officer

COWTOWN GAS PROCESSING PARTNERS L.P.

By:	Crestwood Gas Services Operating GP LLC,
its general partner
COWTOWN PIPELINE PARTNERS L.P.

By:	Crestwood Gas Services Operating GP LLC,
its general partner

/s/ Steven M. Dougherty

Name:	Steven M. Dougherty

Title:	Senior Vice President and Chief Accounting Officer

CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD CRUDE LOGISTICS LLC
CRESTWOOD CRUDE SERVICES LLC
CRESTWOOD CRUDE TERMINALS LLC
CRESTWOOD CRUDE TRANSPORTATION LLC
CRESTWOOD DAKOTA PIPELINES LLC
CRESTWOOD GAS SERVICES OPERATING GP LLC
CRESTWOOD GAS SERVICES OPERATING LLC
CRESTWOOD MARCELLUS MIDSTREAM LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD MIDSTREAM OPERATIONS LLC
CRESTWOOD NEW MEXICO PIPELINE LLC
CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
CRESTWOOD PANHANDLE PIPELINE LLC
CRESTWOOD PIPELINE LLC
E. MARCELLUS ASSET COMPANY, LLC
FINGER LAKES LPG STORAGE, LLC
US SALT, LLC

/s/ Steven M. Dougherty

Name:	Steven M. Dougherty

Title:	Senior Vice President and Chief Accounting Officer

CRESTWOOD OPERATIONS LLC
CRESTWOOD SERVICES LLC
CRESTWOOD WEST COAST LLC
CRESTWOOD SALES & SERVICES INC.
CRESTWOOD TRANSPORTATION LLC
STELLAR PROPANE SERVICE, LL

/s/ Steven M. Dougherty

Name:	Steven M. Dougherty

Title:	Senior Vice President and Chief Accounting Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn

Name:	Joshua A. Hahn

Title:	Vice President

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